Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 21, 2021, relating to the financial statements and financial highlights, which appears in Delaware Ivy Asset Strategy Fund and Delaware Ivy Balanced Fund’s (formerly, Ivy Asset Strategy Fund and Ivy Balanced Fund, respectively) Annual Report on Form N-CSR for the year ended March 31, 2021. We also consent to the references to us under the headings “Financial Highlights”, “Custodial and Auditing Services”, and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

November 15, 2021

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 21, 2021, relating to the financial statements and financial highlights, which appears in Delaware Ivy Global Bond Fund and Delaware Ivy International Value Fund’s (formerly, Ivy Global Bond Fund and Ivy Pzena International Value Fund, respectively) Annual Report on Form N-CSR for the year ended March 31, 2021. We also consent to the references to us under the headings “Financial Highlights”, “Custodial and Auditing Services”, and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

November 15, 2021